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                                                                      Exhibit 16

June 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Entrade, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated June 3, 2002. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,



PricewaterhouseCoopers LLP